Exhibit 99.2

Second Quarter 2013 Conference Call August 8, 2013

Safe Harbor Statement LEARN. ADVANCE. LEAD. 2 Statements made in this presentation regarding American Public Education, Inc. or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements are sometimes identified by words such as “ anticipate ” , “believe”, “could", “estimate”, “expect”, “intend”, “may”, “should“, “will” and “would”. These forward-looking statements include, without limitation, statements on slide “First Quarter 2013 Outlook”, as well as statements regarding expected growth. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC, quarterly report on Form 10-Q for the three months ended June 30, 2013 as filed with the SEC, and in the Company’s other filings with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Second Quarter 2013 Highlights Continued Execution of LT Strategic Plan 3 • Expanding focus on relationships and referrals; programmatic emphasis on high-demand fields • New Corporate and Other Relationships: • Software & Information Industry Association (SIIA) • U.S. Hispanic Chamber of Commerce (USHOCC) • Association of Latino Professionals in Finance & Accounting (ALPFA) • American Society of Transportation & Logistics (AST&L) • ePress and other initiatives helped drive second quarter operating margin expansion • Lower bad debt expense as percent of revenue, compared to the prior year • AMU featured as #1 in Military Times Edge Magazine’s “50 Most Popular Schools” – June/August 2013 Pay Type YTD 2013 Growth (y/y) FSA/Title IV 12% VA 33% Military/TA 1% Cash & Other -4% For six months ending June 30, 2013 Net Course Registrations by Primary Funding Source Cash & Other 12% FSA/Title IV 35% Military/TA 37% VA 16%

Academic Quality Initiatives Support “Quality Growth” Strategy 4 • APUS has mapped all degree programs to the Lumina Foundation for Education’s Degree Qualifications Profile (DQP). • National Institute for Learning Outcomes Assessment (NILOA) is expected to publish APUS’ DQP implementation as a case study. • APUS Partnered with University Professional & Continuing Education Association to evaluate MOOC impact on higher education. • International Council for Open and Distance Education (ICDE), a leading global organization and consultative partner with UNESCO, extends membership to APUS. • Dr. Fred Stielow, VP & Dean of Libraries was appointed by the U.S. Secretary of State to serve as a representative on the U.S. National Commission for UNESCO. • APUS students and faculty have become the #2 user of JSTOR - a leading archive of scholarly research material. • New degree programs recently launched include M.A. and B.A. in Entrepreneurship, B.A. in Mathematics, B.S. in Engineering, and B.A. in Sports & Health Sciences.

APEI’s 2013 Strategic Goals Leveraging Unique Strengths & Expanding Opportunities 5 �� Expand Presence in Military & Civilian Communities • Increasing focus on relationships and referrals • Programmatic focus on high-demand fields �� Develop Operational Efficiencies & Innovative Technologies • Enhance ePress initiative to combat textbook inflation • Optimize financial aid processing • Advance academic and distance learning innovations �� Build New Relationships & Diversify Revenue Sources • Corporations, associations, community colleges, and government agencies • Expand into international and corporate training opportunities • Further develop “school as a service” offerings International Outreach Corporate, Agencies & Professional Associations Education Hosting Universities & Community Colleges Educational Vendors (eg: New Horizons) Support Services Non‐Degree Credentialing New Markets & Segments (eg: Corporate Training)

Second Quarter 2013 Financial Highlights Initiatives Drive Margin Improvement 6 • Revenues increased 9% to $80.9 million, compared to the prior year period. • Income from operations before interest income and income taxes increased 15% to $17.2 million, compared to the second quarter of 2012. • Overall operating margins increased in the second quarter of 2013: • Instructional costs as a percentage of revenue decreased in the three months ended June 30, 2013 as a result of increased utilization of full-time faculty and reduced textbook costs due to e-press initiatives. • Selling and promotional expenses increased as a percent of revenue due in part to higher costs associated with online advertising as well as increased staff focused on strategic relationships. • General and administrative expenses as a percentage of revenues decreased in part due to headcount growing at a slower rate than revenue. In addition, bad debt expense declined to 3.9% of revenue, compared to 5.1% in the prior year period. • Net income increased 17% to $10.8 million or approximately $0.60 per diluted share, compared to the prior year period. • Cash and cash equivalents of $128.1 million with no long-term debt.

Third Quarter 2013 Outlook 7 Third Quarter 2013 The following statements are based on current expectations. These statements are forwardlooking and actual results may differ materially. Approximate Growth (y/y) Net course registration growth by new students -15% to -11% Net course registration growth flat Revenue growth 0% to 4% Net income per diluted share $0.52 to $0.56 Additional Considerations APEI believes net course registrations in the third quarter 2013 will be adversely impacted by delays in processing certain FSA applications and the transition of our marketing mix away from traditional mass media. We also believe net course registrations could be adversely impacted by evolving budgetary and administrative practices within the DoD’s voluntary education program and other possible factors.

v Second Quarter 2013 Conference Call August 8, 2013